Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) is made by and between Thomas E. Daley (“Executive”) and Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes Executive’s acceptance of this Agreement as provided in Section 6(c) below, with reference to the following facts:

A. Executive was involved in the founding of Convivia, Inc. (“Convivia”), and became employed by the Company following the Company’s acquisition of Convivia.

B. Executive’s employment with the Company and each of its affiliates will end effective upon the Termination Date (as defined below).

C. Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

D. The Company wishes to receive Executive’s continued cooperation and services through and following the Termination Date, and Executive is willing to provide such services on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Termination Date. Executive acknowledges and agrees that his status as an officer and employee of the Company and as an officer and employee of the Company’s subsidiaries will end effective as of September 30, 2015 unless earlier terminated by the Company for Cause, as such term is defined in Section 11 below (the “Termination Date”).

2. Continued Employment.

(a) Employment Period. From the Effective Date through the Termination Date (the “Employment Period”), Executive shall remain employed by the Company as Chief Business Officer reporting to the Chief Executive Officer of the Company, and shall provide transition services in Executive’s areas of expertise and work experience and responsibility, and such other duties as shall be assigned by the Chief Executive Officer or any other officer of the Company designated by the Chief Executive Officer (“Transition Duties”). Executive shall devote such time as shall be necessary to perform the Transition Duties, provided, that it is the intention of the parties that such Transition Duties shall generally require one hundred percent (100%) of Executive’s business time.

(b) Convivia Assets. The Company will consider in good faith any commercially reasonable proposal Executive provides to the Company in regards to the purchase or other disposition of the Convivia assets previously acquired by the Company.

(c) Salary and Benefits Continuation. During the Employment Period, Executive will continue to be paid base salary at the rate in effect on the date of this

Agreement, accrue paid vacation and be eligible for all employee benefit plans available to senior executives of the Company through the Termination Date. All payments made to Executive during the Employment Period will be subject to required withholding taxes and authorized deductions.

(d) Protection of Information. Executive agrees that, during the Employment Period and thereafter, Executive will not, except for the purposes of performing the Transition Duties, seek to obtain any confidential or proprietary information or materials of the Company.

3. Final Paycheck; Payment of Accrued Wages and Expenses.

(a) Final Paycheck. As soon as administratively practicable on or after the Termination Date, but not more than three business days following the Termination Date, the Company will pay Executive in a single cash lump sum (i) all accrued but unpaid base salary earned through the Termination Date; (ii) all accrued and unused vacation earned through the Termination Date; and (iii) $33,694, which constitutes a retroactive payment to Executives as consideration for the additional responsibilities undertaken by Executive beginning in fiscal year 2014, such payment to be subject to standard payroll deductions and withholdings.

(b) Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.

(c) The Company agrees to reimburse Executive the amount of $2,500 to partially offset attorneys’ fees incurred by Executive related to negotiations of this Agreement.

Executive is entitled to the payments set forth under this Section 3(a) and 3(b) regardless of whether Executive executes this Agreement or a Release of Claims (as defined below).

4. Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to Executive delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) within twenty-three (23) days following the Termination Date and Executive not revoking the Release of Claims within the seven (7)-day period following his execution of such agreement (the “Revocation Period”) and Executive’s performance of his continuing obligations pursuant to this Agreement and that certain Employee Invention and Confidentiality Agreement entered into between Executive and the Company, as of September 7, 2007 attached here to as Exhibit B (the “Confidentiality Agreement”) to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:

(a) Severance. For the twelve (12) month period commencing on the Termination Date (the “Severance Period”), the Company shall pay to Executive his base salary in effect as of the Termination Date (the aggregate amount for such twelve (12)-month period, $314,675), subject to continuing compliance by Executive with the terms hereof, the Confidentiality Agreement and the Release of Claims; such payments shall be made in substantially equal installments on a periodic basis in accordance with the

Company’s normal payroll practices; provided, however, that the first payment under this Section 4(a) shall be made on the first payroll date following the expiration of the Revocation Period without Executive having revoked the Release of Claims and with the first such payment to include any installments not made prior to the expiration of the Revocation Period.

(b) Annual Bonus. The Company shall pay Executive an annual bonus for fiscal year 2015, based on actual performance for fiscal year 2015, as determined in the sole discretion of the Board of Directors of the Company, prorated from January 1, 2015 until the Termination Date, payable in a single cash lump sum on the regularly scheduled payment date under the applicable Company bonus plan or program.

(c) Equity Awards. Executive currently has outstanding options to purchase shares of the Company’s common stock as shown on Exhibit C-1 hereto (the “Options”) and outstanding restricted stock units of the Company as shown on Exhibit C-2 hereto (the “RSUs”). The Options and RSUs shall continue to vest through the last date of the Consulting Period as defined in Section 4(d) below, and all unvested Options and RSUs, as set forth on Exhibit C-1 and Exhibit C-2, respectively, shall be cancelled as of the first day following the Consulting Period. The Options, to the extent vested as of the last day of the Consulting Period, shall be deemed amended to the extent necessary to provide that the vested portion thereof shall remain exercisable until the earlier of (i) twelve (12) months from the Termination Date, and (ii) the original expiration date of each Option. Executive acknowledges that to the extent the Options constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), they shall be deemed modified for the purposes of Section 424 of the Code and, to the extent the exercise price thereof is lower than the fair market value of the Company’s common stock as of the date Executive signs this Agreement, such Option shall no longer qualify as incentive stock options and Executive will lose the potentially favorable tax treatment associated with such Options.

(d) Consulting Period. From the Termination Date through December 31, 2015 (the “Consulting Period”), Executive will serve the Company as an independent contractor and will provide services to the Company on an as-requested basis in writing at an hourly rate of $250.

(e) Healthcare Continuation Coverage. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, that portion of the premium for Executive and Executive’s covered dependents necessary such that Executive contributes the same amount to COBRA coverage as Executive contributed to medical, dental and vision coverage prior to the date of this Agreement, such payment or reimbursement to continue until the earliest of: (i) the end of the Severance Period, (ii) the date Executive becomes eligible for comparable coverage under another employer’s plans or (iii) the date Executive is no longer eligible for COBRA coverage, provided that Executive submits documentation to the Company substantiating his payments for COBRA coverage. Any such reimbursement payments, if applicable, shall be made to Executive no later than twenty (20) days after Executive’s submission of documentation to the Company substantiating his payments for COBRA coverage. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.

(f) Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31st of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(g) Benefits. Subject to Executive’s right to continue his health insurance under COBRA as provided herein, Executive’s participation in all benefits and incidents of employment shall cease as of the Termination Date.

(h) Sole Separation Benefit. Executive agrees that the payments and benefits provided by this Section 4 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement and the Release of Claims. Executive acknowledges and agrees that the payments and benefits referenced in this Section 4 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement and the Release of Claims.

5. Full Payment. Executive acknowledges that the payment and arrangements set forth in this Agreement shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement and the agreements evidencing the Options and RSUs (the “Equity Agreements”), this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, severance and/or change in control agreement, and each such agreement other than the Equity Agreements and the Confidentiality Agreement shall be deemed terminated and of no further effect as of the Termination Date. Notwithstanding the foregoing, no part of this Agreement shall supersede, nullify or otherwise amend that certain Asset Purchase Agreement entered into among the Company, Convivia, Executive and the other parties named therein as of October 17, 2007 (the “Asset Purchase Agreement”).

6. Executive’s Release of the Company. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(vii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or the Equity Agreements (as amended by this Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, (i) claims for indemnity under California Labor Code Section 2802; and (ii) Executive’s right to communicate with, cooperate with, or provide information to, any federal, state or local government regulator, including but not limited to the Equal Employment Opportunity Commission, California Department of Fair Employment, Securities and Exchange

Commission, Commodity Futures Trading Commission, or the Department of Justice; provided, however, that to the extent permitted by law Executive does release his right to secure damages or other monetary compensation from the Company for any alleged discrimination, harassment, retaliation or interference with his alleged rights under applicable law and regulation; .

(c) Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Justin Ford, Vice President Global Human Resources in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. To revoke his acceptance of this Agreement, Executive must contact Justin Ford, Vice President Global Human Resources, by email at jford@raptorpharma.com no later than 5 p.m. on the 7th day following Executive’s signature of this Release.

(d) Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7. Non-Disparagement, Transition and Transfer of Company Property. Executive further agrees that:

(a) Mutual Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its subsidiaries or their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company hereby agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b) Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(c) Transfer of Company Property. On or before the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at the time Executive signed this Agreement.

8. Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

9. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

10. Non-Solicitation. Without limiting the Confidentiality Agreement, Executive hereby agrees that Executive shall not, at any time within the one (1) year period immediately following the Termination Date, directly or indirectly, either for himself or on behalf of any other person, recruit or otherwise solicit or induce any employee or consultant of the Company to terminate his, her or its employment or arrangement with the Company, or otherwise change his, her or its relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from directly or indirectly hiring any individual who submits a resume or otherwise applies for a position in response to a publicly posted job announcement or otherwise applies for employment with any person with whom Executive may be associated absent any violation of Executive’s obligations pursuant to the preceding sentence.

11. Termination for Cause. The Company may at any time prior to the Termination Date terminate the employment or services of Executive for Cause. For purposes of this Agreement, “Cause” shall mean (i) any material violation or breach of this Agreement, the Release of Claims or the Confidentiality Agreement by Executive; (ii) any willful acts or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company; (iii) Executive’s commission or conviction of, or plea of no contest for, fraud, misappropriation or embezzlement, or a felony or crime of moral turpitude; or (iv) Executive’s failure to substantially perform or gross neglect of Executive’s duties. Notwithstanding the foregoing, no act, or failure to act, by Executive shall be considered “willful” if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and not in violation of applicable law and/or required by applicable law.

12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than the State of California.

13. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters released herein or under the Release of Claims, shall be subject to arbitration in San Francisco, California, before the Judicial Arbitration and Mediation Service (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (“JAMS Rules”). The arbitrator may grant injunctions and other relief in such disputes. The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS rules conflict with California law, California law shall take precedence. The decision of the arbitrator shall be final, conclusive and binding on the Parties. The Parties agree that the prevailing Party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The arbitrator shall award attorneys’ fees and costs to the prevailing Party, except as prohibited by law. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. Notwithstanding the foregoing, this section will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to this agreement and the agreements incorporated herein by reference.

14. Miscellaneous. This Agreement, collectively with the Confidentiality Agreement, the Equity Agreements (as amended by this Agreement) and the form of General Release of Claims attached as Exhibit A hereto comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. For the avoidance of doubt, no part of this Agreement shall supersede, nullify or otherwise amend the Asset Purchase Agreement. The Company and Executive acknowledge that the termination of Executive’s employment with the Company is intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both Parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

16. Maintaining Confidential Information. Executive reaffirms his obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the payments and benefits provided in Section 4 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

17. Executive’s Cooperation. After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: July 15, 2015
/s/ Thomas E. Daley
Thomas E. Daley

RAPTOR PHARMACEUTICAL CORP.

DATED: July 15, 2015	By:	/s/ Julie Anne Smith
Name: Julie Anne Smith
Title: President and Chief Executive Officer

(Signature Page to Transition and Separation Agreement)

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of [                    ] 2015, between Thomas E. Daley (“Executive”) and Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 1(c), below.

1. Executive’s Release of the Company.

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Transition and Separation Agreement entered into between the Parties as of July 15, 2015 (the “Transition and Separation Agreement”); and

(vii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Transition and Separation Agreement or the Equity Agreements (as defined and amended by the Transition and Separation Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, (i) claims for indemnity under California Labor Code Section 2802; and (ii) Executive’s right to communicate with, cooperate with, or provide information to, any federal, state or local government regulator, including but not limited to the Equal Employment Opportunity Commission, California Department of Fair Employment, Securities and Exchange Commission, Commodity Futures Trading Commission, or the Department of Justice; provided, however, that to the extent permitted by law Executive does release his right to secure damages or other monetary compensation from the Company for any alleged discrimination, harassment, retaliation or interference with his alleged rights under applicable law and regulation.

(c) Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has twenty-one (21) days within which to consider this Release; (c) he has seven (7) days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Vice President Global Human Resources in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Executive must contact the Vice President Global Human Resources by facsimile at 415-382-8002 no later than 5 p.m. on the 7th day following Executive’s signature of this Release.

(d) California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

2. Executive Representations. Executive represents and warrants that:

(a) Executive has returned to the Company all Company property in Executive’s possession;

(b) Executive is not owed wages, commissions, bonuses or other compensation, other than wages through the Termination Date (as defined in the Transition and Separation Agreement) and any accrued, unused vacation earned through such date, and any payments that become due under Section 4 of the Transition and Separation Agreement;

(c) During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to any worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to any worker’s compensation law;

(d) From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

(e) Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release.

3. Maintaining Confidential Information. Executive reaffirms his obligations under that certain Employee Invention Assignment and Confidentiality Agreement entered into between Executive and the Company, as of September 7, 2007 (the “Confidentiality Agreement”). Executive acknowledges and agrees that the payments and benefits provided in Section 4 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

4. Non-Solicitation. Executive reaffirms his obligations pursuant to Section 10 of the Transition and Separation Agreement.

5. Cooperation with the Company. Executive reaffirms his obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.

6. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

7. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

8. Integration Clause. This Release and the Transition and Separation Agreement contains the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. For the avoidance of doubt, this Agreement shall not supersede, nullify or otherwise amend the Asset Purchase Agreement. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer of the Company.

9. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.

10. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: , 2015
Thomas E. Daley

DATED: , 2015	RAPTOR PHARMACEUTICAL CORP.

By:
Name:
Title:

(Signature Page to General Release of Claims) |